Exhibit 99.1

Cutera, Inc. to Hold Special Meeting of Stockholders

BRISBANE, Calif. – Apr. 13, 2023 – CUTERA, INC. (the “Company”) (Nasdaq: CUTR), a leading provider of aesthetic and dermatology solutions, today announced it will hold a Special Meeting of Stockholders (“Special Meeting”) on June 9, 2023, at 9:00 am PT in or near Brisbane, California for the purpose of considering proposals offered by J. Daniel Plants and David Mowry to remove, without cause, five of the six directors who were independent at the time of receiving the notices (the “Targeted Directors”).

As previously announced, the Board has empaneled a Special Committee of the Board of Directors (the “Special Committee”) to consider the Special Meeting notices provided by Mr. Plants and Mr. Mowry and to provide stockholders with a recommendation on how to vote on the proposals at any such Special Meeting.

Chair of the Special Committee Juliane T. Park commented, “The Special Committee welcomes the input of Cutera stockholders and is confident that, once fully informed, they will strongly support the Targeted Directors who have been diligently serving the interests of all Cutera stockholders.”

The Special Committee will provide its recommendation in respect of the Special Meeting to stockholders in due course. Additional details will be made available in the Company’s definitive proxy statement to be filed with the SEC in connection with the Special Meeting. Stockholders are not required to take any action at this time.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of aesthetic and dermatology solutions for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that harness the power of science and nature to enable medical practitioners to offer safe and effective treatments to their patients. For more information, call +1-415-657-5500 or 1-888-4CUTERA or visit www.cutera.com.

Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying white proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s stockholders for the Company’s upcoming special meeting of stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), IF ANY, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of any definitive proxy statement of the Company, an accompanying white proxy card, any amendments or supplements thereto and other documents filed by the Company with the SEC if and when they become available at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the Company’s Investor Relations website at http://ir.cutera.com or by contacting the Company’s Investor Relations Department at IR@cutera.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The Company and certain of its directors and executive officers will be participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Company’s upcoming special meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers is included in the Company’s Proxy Statement on Schedule 14A for its 2022 annual meeting of stockholders, filed with the SEC on May 2, 2022, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 7, 2023 and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the definitive proxy statement for the Company’s special meeting of stockholders and other relevant documents to be filed with the SEC, if and when they become available.

Forward Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to future events, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Cutera undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Investors should consult further disclosures and risk factors included in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the SEC by Cutera.

Contact

Greg Barker

VP, Corporate FP&A

415-657-5500

IR@cutera.com

Nick Lamplough / Rachel Goldman

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449